FOR IMMEDIATE RELEASE

Shareholders of BCSB Bancorp, Inc. Approve Merger with F.N.B. Corporation

Hermitage, PA and Baltimore, MD - January 29, 2014 - F.N.B. Corporation (NYSE: FNB) and BCSB Bancorp, Inc. (NASDAQ: BCSB) today announced that, at a special meeting, the shareholders of BCSB Bancorp, Inc. have approved the Agreement and Plan of Merger between F.N.B. Corporation and BCSB Bancorp, Inc.

As announced previously on June 14, 2013, and as approved by the boards of directors of both companies, shareholders of BCSB Bancorp, Inc. will be entitled to receive 2.08 shares of F.N.B. Corporation common stock for each common share of BCSB Bancorp, Inc. The exchange ratio is fixed and the transaction is expected to qualify as a tax-free exchange for shareholders of BCSB, Inc.

As of December 5, 2013, all regulatory approvals were received, and F.N.B. Corporation and BCSB Bancorp, Inc. expect the merger to have an effective closing date of February 15, 2014.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Hermitage, Pennsylvania, is a regional diversified financial services company operating in six states and three major metropolitan areas including Pittsburgh, PA, where it holds the number three retail deposit market share, Baltimore, MD and Cleveland, OH. The Company has total assets of $13.6 billion and more than 265 banking offices throughout Pennsylvania, Ohio, West Virginia and Maryland. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network, which is led by its largest affiliate, First National Bank of Pennsylvania. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, asset based lending, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.'s wealth management services include asset management, private banking and insurance. The Company also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

About BCSB Bancorp, Inc.
BCSB Bancorp, Inc. serves as the holding company for its wholly owned subsidiary. Baltimore County Savings Bank, which has 16 banking offices throughout the Greater Baltimore area. The common stock of BCSB Bancorp, Inc. is traded under the trading symbol "BCSB" on the NASDAQ National Market System.

Forward-looking Statements
This joint press release of F.N.B. Corporation and BCSB Bancorp, Inc. contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation and BCSB Bancorp, Inc. Forward-looking statements are typically identified by words such as "believe", "plan", "expect", "anticipate", "intend", "outlook", "estimate", "forecast", "will", "should", "project", "goal", and other similar words and expressions.

These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in F.N.B. Corporation and BCSB Bancorp, Inc. reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the Merger on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the F.N.B. Corporation and BCSB Bancorp, Inc. businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. Corporation products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. F.N.B. Corporation and BCSB Bancorp, Inc. undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

     Analysts & Institutional Investor Contact
F.N.B. Corporation
Cynthia Christopher
christoc@fnb-corp.com
724-983-3429
330-507-8723 (cell)

Media Contact
F.N.B.  Corporation
Jennifer Reel
reel@fnb-corp.com

Baltimore County Savings Bank Contact
Joseph J. Bouffard
(410) 248-9130

MEDIA CONTACT: Jennifer Reel 724.983.4856 Cell: 724.699.6369 Reel@fnb-corp.com